Exhibit 10.26

STANDARD FORM OF LOFT LEASE The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this 29th day of January, 1999, between S.I.K. ASSOCIATES c/o Kaufman Management Company, LLC located at 450 Seventh Avenue, New York, New York 10123 party of the first part, hereinafter referred to as OWNER, and E&M Advertising, Inc., currently located at 60 Madison Avenue, New York NY 10010, party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner space consisting of the entire eighth (8th) floor in the building known as 462 Seventh Avenue, New York, New York 10018 in the Borough of Manhattan, City of New York, for the term of seven (7) years and three (3) months (or until such term shall sooner cease and expire as hereinafter provided) to commence on the    day of            nineteen hundred and                      , and to end on the    day of            and both dates inclusive, at an annual rental rate of

-see rental schedule in paragraph #4.

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first                      monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:
Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:	2. Tenant shall use and occupy demised premises for executive and administrative offices.

provided such use is in accordance with the certificate of occupancy for the building, if any, and for no other purpose.

Alternations:      3. Tenant shall make no changes in or to the demised premises of 1. nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are nonstructural and which do not affect utility services or plumbing and electrical liens, in or to the interior of the demised premises using contractors or mechanics first approved in each instance by Owner. Tenant shall, at its expense, before making any alterations, additions, installations or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be disregarded by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law or otherwise. All fixtures and all paneling, partitions, railing and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right hereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or removed from the premises by Owner, at Tenant’s expense.

Repairs:    4. Owner shall maintain and repair the exterior _________ of the public portions of the building. Tenant and the demised premises caused by the moving of Tenant’s fixtures, furniture or equipment. All the aforesaid repairs shall be of quality or class equal to the original work or construction. If Tenant fails, after ten days notice, to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by the Owner at the expense of Tenant, and the expenses thereof incurred by Owner shall be collectible, as additional rent, after rendition of a bill or statement therefore. If the demised premises be or become infested with vermin, Tenant shall, at its expense, cause the same to be exterminated. Tenant shall give Owner prompt notice of any defective condition in any plumbing, heating system or electrical lines located in the demised premises and following such notice, Owner shall remedy the condition with due diligence, but at the expense of Tenant, if repairs are necessitated by damage or injury attributable to Tenant, Tenant’s servants, agents, employees, invitees or licenses as aforesaid. Except as specifically provided in Article 9 or elsewhere in this lease, there shall be no allowance to the Tenant for a diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner, Tenant or others making or failing to make any repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any set off or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this lease. 6. The provisions of this Article 4 with respect to the making of repairs shall not apply in the case of ______ or other casualty with regard to which Article 9 hereof shall apply.

Window Cleaning:    5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board of body having or asserting jurisdiction.

Requirements of Law Fire Insurance:    6. 7. The commencement of the lease term, and at all times thereafter Tenant shall, at Tenant’s sole and expense, promptly comply with all present and future laws, orders and regulations of all cost state, federal, municipal and local governments, departments, commissions and boards and any direction of any public office pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgment, to absorb and prevent vibration, noise and annoyance.

Subordination:    7. This lease is subject and subordinate to all ___________ ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Tenant’s Liability Insurance Property Lose Damage, Indemnity:    8. Owner or its agents shall not be liable for any damage to Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant my sustain thereby and Tenant shall not be entitled to any compensation therefore nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney’s fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:    9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner  shall decide to demolish it or to rebuild it, then, in any of such events, Owner 9. may elect to terminate this lease be written

_________ 10. _________________ or casualty made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. 12. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and movable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:    10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of the title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixtures and equipment at the end of the term and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:    11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:    12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical current which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:    13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine 13. the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant’s failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises the usual notices “To Let” and “For Sale” which notice Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key and provided reasonable care is exercised to safeguard Tenant’s property. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom. Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligation hereunder.

Vault, Vault Space, Area:    14.

Occupancy:    15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant’s business, Tenant shall be responsible for and shall procure and maintain such license or permit.

Bankruptcy:    16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.
(b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:    17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants the payment of 4. rent or additional rent; or if the demised premises becomes vacant or deserted “or if this lease be rejected under §235 of Title 11 of the U.S. Code (bankruptcy code);” or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after five (5) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within thirty (30) days after the Commencement Date of which fact Owner shall be the sole judge; then in any one or more ____________________________________________________________________________________ (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.
(2)    If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid, or if Tenant shall make default in the payment of the rent reserved herein of any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:    18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon, and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may relet the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rent than that in this lease, (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of the lease. The failure of Owner to relet the premises or any part or part thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with reletting, such as legal expenses, reasonable attorneys’ fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same, for reletting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of reletting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as foresaid. 15. Owner shall in no event be liable in any way whatsoever for failure to re1et the demised premises, or in the event that the demised premises are relet for failure to collect the rent thereof under such reletting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by 16. of any of the covenants or provisions hereof, 17. shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were nor herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity.

Fees and Expenses:    19. If Tenant shall default in the observance or performance of any 18. term or 19. covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorney’s fees, in instituting, prosecuting or defending any action or proceedings, and prevails in any such action or proceeding, then Tenant will reimburse Owner for such claims so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

Building Alterations and Management No Representations by Owner:    20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the ___________________________________________.

No Representations by Owner:    21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” on the date possession is tendered and acknowledges that this taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:    22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. 21. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this lease, or any renewal thereof, falls on Sunday, this lease shall expire at noon on the proceeding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:    23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:    24. If Owner is unable to give possession of the demised premises on date of the commencement of the terms hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that Owner is able to deliver possession in the condition required by this lease. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all ther terms, covenants, conditions and provisions of this lease, except the obligation to pay the fixed annual rent set forth in page one of this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law..

No Waiver:    25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an allotment to Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to ______________________________________________________________________________________proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:    27. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures or other materials if Owner is prevented or delayed from doing so by reason of strike or labor troubles or any cause 22. beyond Owner’s sole control including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof or any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency 23.

Bills and Notices:    28. Except as otherwise in this lease provided, a bill statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant in accordance with Article 63 of the Rider and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner in accordance with Article 63 of the Rider or at such other address as Owner shall designate by written notice.

Water Charges:    29.

Sprinklers:    30.

Elevators, Heat, Cleaning:    31. As long as Tenant is not in default under any ____________________________ a.m. to 1 p.m.; (d) clean the public halls and public portions of the building which are used in common by all tenants. Tenant shall, at Tenant’s expense, keep the demised premises, including the windows, clean and in order, to the reasonable satisfaction of Owner, and for that purpose shall employ the person or persons, or corporation approved by Owner. Tenant shall pay to Owner the cost of removal of any of Tenant’s refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the option of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed. If the building of which the demised premises are a part supplies manually operated elevator service, Owner may proceed diligently with alterations necessary to substitute automatic control elevator service without in any way affecting the obligations of Tenant hereunder.

Security:    32. Tenant has deposited with Owner the sum of $29,750 as security for the faithful provisions and conditions of this lease, it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default 25. or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the reletting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease 26. or 6.? the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Captions:    33. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

Definitions:    34. The term “Owner” as used in this lease means only the owner of the fee or of the leasehold of the building, or the mortgage in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “rent” includes the annual rental rate whether so expressed or expressed in monthly installments, and “additional rent.” “Additional rent” means all sums which shall be due to Owner from Tenant under this lease, in addition to the annual rental rate. The term ‘business days” as used in this lease, shall exclude, Saturdays, Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation Shoring:    35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:    36. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. 27. Notice or any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Glass:    37. Owner shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Owner may insure, and keep insured, at Tenant’s expense, all plate and other glass in the demised premises for and in the name of the Owner. Bills for the premiums therefor shall be rendered by Owner to Tenant at such times as Owner may elect, and shall be due, from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be, and be paid, as additional rent.

Estoppel Certificate:    38. Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this lease, and, if so, specifying each such default.

Directory Board Listing:    39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

Successors and Assigns:    40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

S.I.K. ASSOCIATES

Witness for Owner:	By:	/s/ S.I.K. Associates	L.S.

E & M Advertising, Inc.

/s/ Roger Kohl

FOOTNOTES TO LEASE DATED: January 29th, 1999

- between -

S.I.K. ASSOCIATES
Owner

- and -

E & M ADVERTISING, INC.
Tenant

for space consisting of the entire eighth (8th) floor in the building known as 462 Seventh Avenue,
New York, NY 10123

1.	a structural
2.	not to be unreasonably withheld.
3.	Owner shall cooperate with Tenant to obtain the same.
4.	reasonably
5.
provide that Tenant shall have the option to remove any installation it pays for and that. Tenant shall not be required to remove any installations made at the premises unless (1) such installations are of a type not customarily installed by Tenants of spaces similar to the demised premises and (2) Owner gave Tenant notice that Tenant shall be required to remove the same within ten (10) days of Owner's receipt of Tenant's plans with respect thereto.

6.
provide that all repairs by owner shall be performed with due diligence and shall not unreasonably interfere with Tenant's use and occupancy of the demised premises. Provide for a rent abatement if Tenant cannot use any portion of the demised premises due to a failure of services or a failure of Owner to properly maintain and repair the demised premises if Tenant's inability to use the demised premises continue for more than three (3) days rent shall abate.

7.	From and after
8.	reasonable
9.	or Tenant
10.	the other party
11.	either party's
12.	Owner shall proceed with clue diligence to perform and complete the restoration.
13.	upon reasonable notice
14.	material
15.	provided owner shall use its reasonable efforts to re-let the demised premises.
16.	either party
17.	The other party
18.	material

19.	material
20.	provided, that any changes, work performed or entry into the demised premises pursuant to this Article shall be made in a manner so as not to unreasonably interfere with Tenant's use or occupancy
21.	which it is required to remove under this Lease.
22.	beyond owner's reasonable control
23.
In the event Tenant is unable to occupy or utilize the demised premises resulting from a failure to provide access or essential services, rent and additional rent shall abate during such periods. If Tenant is unable to occupy or utilize the demised premises for thirty (30) consecutive business days, Tenant shall have a right to terminate this lease.

24.	twenty-four (24) hours a day, seven (7) days a week;
25.	beyond the applicable notice and grace period.
26.	Within the applicable grace periods,
27.	Provided that such rules and regulations do not materially interfere with the conduct of Tenant's business or conflict with Tenant's rights under this Lease.

S.I.K ASSOCIATES

BY:	/s/ S.I.K. Associates	L.S.

E & M ADVERTISING, INC.

BY:	/s/Roger Kohl	L.S.

RIDER ATTACHED AND MADE PART OF LEASE DATED: January 29th, 1999

- between -

S.I.K. ASSOCIATES
Owner

- and -

E & M ADVERTISING, INC.
Tenant

for space consisting of the entire eighth (8th) floor in the building known as 462 Seventh Avenue,
New York, NY 10123

#41.    Tenant shall pay base annual rental to Owner as follows:

First three (3) months --- FREE RENT;

Year 1 - $178,500.00 per annum ($14,875.00 per mo.);

Year 2 - $183,855.00 per annum ($15,321.25 per mo.);

Year 3 - $189,370.00 per annum ($15,780.83 per mo.);

Year 4 - $195,051.00 per annum ($16,254.25 per mo.);

Year 5 - $200,903.00 per annum ($16,741.32 per mo.);

Year 6 - $206,930.00 per annum ($17,244.17 per mo.);

Year 7 - $213,138.00 per annum ($17,761.50 per mo.).

(plus additional rental hereafter provided)

42.    TERM & COMMENCEMENT OF LEASE: owner hereby leases to Tenant and Tenant hereby hires from Owner space consisting of the entire eighth (8th) floor (the "Demised Premises") in the Building known as 462 Seventh Avenue in the Borough of Manhattan, City of New York (the "Building"), for the term of approximately seven (7) years & three (3) months or until such term shall sooner cease and expire as hereinafter provided) to commence as provided in the Work Letter hereof and ending on the last day of the calendar month following the seventh (7th) year anniversary of the Commencement Date (the "Expiration Date"), both dates inclusive, at annual rental rates, as provided in Article #42 (the "Fixed Rent"), which Tenant agrees to pay in lawful money of the United states which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of owner or such other place as owner may designate, without any set off or deduction whatsoever.

The term of this Lease shall commence on a date fixed by Owner in a written notice to Tenant, which notice shall (a) state that on or prior to that date set forth in said notice, Owner's work shall be deemed substantially completed and (b) notice which shall not be given earlier than five (5) days prier to the substantial completion date.

The Owner contemplates that work will be completed and commencement date of this Lease shall be March 1st, 1999. In the event that work is not completed by said date, the free rent period shall be extended so that in any event, the Tenant shall have free rent for a period of three (3) months.

#43.    REAL ESTATE TAX: The term Real Estate Taxes shall mean all the Real Estate Taxes and assessments, special or otherwise, levied, assessed or imposed by the federal, state or local governments against or upon the building of which the Demised Premises form a part or the land capon which it is erected, and any improvements or additions to the land or building whether existing now, or in the future. If due to a future change in the method of taxation, any franchise, income, profit or other tax, or other payment, shall be levied against owner in whole or in part in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such franchise, income, profit, or other tax or payment, shall be deemed to be Real Estate Taxes for purposes hereof.

In the event that the Real Estate Taxes levied on the property of which the demised premises are a part shall for any year after the fiscal year 1999/2000 be in excess of the Real Estate Taxes levied against the said property for the fiscal year 1999/2000 hereafter known as the "base tax year", the Tenant shall pay to the owner as additional rent an amount equal to 4% ("Tenant's Share") of such excess, if any in addition, Tenant shall pay for each and every tax year, Tenant's share of the business improvement district or special assessment taxes levied against owner for the district in which the building is located. The submission of a duplicate original tax bill of the owner shall be deemed conclusive evidence of the amount of the taxes paid by the Owner for each year and shall be the basis for the computation of any excess so to be paid by the Tenant. Such excess in the case of Real Estate Taxes, and Tenant's share of the business improvement district taxes shall each be payable within ten (10) days of receipt of the bill. The obligation to make any payments of additional rent pursuant to this Article shall survive the expiration or other termination of this Lease.

#44.    AIR-CONDITIONING: The owner hereby grants the Tenant permission to use the one (1) central air-conditioning unit(s) currently installed in the demised premises, which one (1) central air-conditioning unit is the property of the Owner and may be used by the Tenant during its occupancy of the demised premises. it is understood and agreed that Tenant will execute and comply with all the laws, rules, orders, ordinances and regulations of any governmental and quasi-governmental Bureaus and Departments having jurisdiction thereover, and of the New York hoard of Fire Underwriters and the New York Fire insurance Rating organization. the property of the owner and may not be removed by Tenant without the permission of Owner.

Tenant shall maintain an air-conditioning service contract with an air-conditioning Service Company to be approved by the Owner for the term of this Lease. Copies of said contract must be submitted to Owner on an annual basis.

Owner shall place the one (1) central air-conditioning unit in good working order at time of possession and owner shall be responsible for all major repairs and/or replacement, if necessary of the said one (1) central air-conditioning unit throughout the term of this Lease.

#45.    All hanging fluorescent light fixtures and any other light fixtures installed by the tenant or owner shall become the property of the Owner and shall remain within the demised premises at the termination of this Lease unless the owner grants specific permission to the Tenant to remove said light fixtures.

Any and all central air conditioning unit(s) including duct work and window air-conditioning unit(s) installed by the Tenant or the owner, shall become the property of the Owner and may not be removed unless the Owner grants specific permission to the Tenant to remove said central air-conditioning unit(s) or window air conditioning unit(s).

#46.    INSURANCE: Tenant at its own cost and expense, shall maintain at all times from the date that it shall first enter the premises for the mutual benefit of Owner and Tenant comprehensive public liability insurance against claims for personal injury or death or property damage occurring In or about the Demised Premises or resulting directly or indirectly from any change, alteration, construction, improvement or repair, or any installation thereat made by or on behalf of the Tenant, with $1,000,000 combined single limit. The insurance required hereunder shall be effected valid and enforceable policies issued by Insurance companies of recognized responsibility, authorized and licensed to do business in the State of New York.

Prior to Tenant's entry into the Demised Premises and at hereafter no less than thirty (30) days prior to the expiration date of any expiring policy, originals of each such policy or renewal policy, as the case may be, shall be delivered by Tenant to owner with proof of payment of the respective premiums therefor. Each such policy or renewal policy shall contain a requirement that the same may not be cancelled without giving written notice to owner at least fifteen (15) days prior to the proposed date of cancellation.

In the event Tenant fails to furnish any such policy on the date therefor, Owner may obtain the same, all at Tenant's expense, and the cost thereof shall be deemed additional rent and shall be paid within ten (10) days after the rendition of a bill therefor.

#47.    BROKER: Tenant warrants and represents to Owner that it has had no dealings with any broker or agent except Kaufman Management Company, LLC and the broker listed below if any in connection with this lease and Broker: Newmark & Company Real Estate, Inc./Robert A. Silver & Dan Segal.

#48.    CONCESSION: Tenant shall be granted a rent abatement period for the first (3) months of this Lease. However, Tenant Shall be responsible for the payment of additional rent and all other charges including electricity commencing Immediately upon Tenant having access to the demised premises. Payment of rent commence upon the fourth (4th) month of this Lease.

If the owner is unable to deliver possession of the demised premises by June 1st, 1999, the Tenant shall receive a rent abatement of two (2) days of free rent for each one (1) day that possession is delayed beyond June 1th, 1999.

#49.    HOLDOVER: If the Demised Premises are not surrendered and vacated as and at the time required by this lease whether it be a natural expiration or an expiration due to default (time being of the essence). Tenant shall be liable to Owner for (a) all losses, costs, liabilities and damages which Owner may incur by reason thereof, including without limitation, reasonable attorneys fees, and Tenant shall indemnify, defend and hold harmless Owner against all claims made by any succeeding tenants against owner or otherwise arising out of or resulting from the failure of tenant to timely surrender and vacate the Demised Premises in accordance with the provisions of this lease, and (b) per diem use and occupancy with respect to the Demised Premises equal to one point five times the fixed rent and additional rent payable under this lease for the last year of the term of this Lease (which amount owner and Tenant presently agree is the minimum to which Owner would be entitled, is presently contemplated by there as being fair and reasonable under such circumstances and is not a penalty). In no event, however, shall this Article be construed as permitting Tenant to hold over in possession of the Demised Premises after the expiration or termination of the term of this lease.

#50.    Sublease, Assignments, etc.:

Except as provided in this Paragraph 50, Tenant shall not by operation of law or otherwise assign, mortgage or encumber this Lease, neither sublet nor permit the Demised Premises or any part thereof to be used by any person or entity other than the Tenant. An assignment under this lease shall be deemed to include any sale, transfer or other disposition of fifty (50%) percent or more of the shares of stock of the tenant and shall also include any change of control in the corporate tenant.

Any attempted assignment or subletting made contrary to the provisions of this paragraph shall be null and void. No consent by Owner to any assignment or subletting shall in any manner be considered to relieve Tenant from obtaining Owners express written consent to further subletting.

Subject to the provisions of this paragraph owner shall not unreasonably withhold or delay its consent to an assignment of this lease, or to a subletting of the premises demised hereunder, provided that, at the time of such assignment or sublease the Tenant shall not be in default.

1.         Tenant shall submit to the owner references of the prospective assignee or subtenant which the Owner deems satisfactory;

2.         Any assignment or subletting be effected pursuant to a written instrument in form reasonably satisfactory to owner or its counsel; and that a duplicate original thereof be delivered to owner within five (5) days following the date of its execution or within five (5) days from its effective date, whichever shall be sooner;

3.         Any assignment shall include the security deposited under the within lease;

4.         In the event of a assignment, the assignee agrees in writing to assume all of the terms covenants and conditions of this lease on Tenant's part to be performed, and a duplicate original thereof be delivered to owner within five (5) days following the date of its execution or within five (5) days from its effective elate, whichever shall be sooner;

5.         The liability of Tenant hereunder, and the liability of any assignee of this lease, shall survive any assignment or subletting, and such liability shall be unaffected by any extensions of time which owner may grant to any assignee or subtenant for the payment of any rent or other charges due hereunder, or for the performance of any other term, covenant or condition of this lease;

6.         Whenever Tenant shall submit to owner any plan, agreement, or sublease or other document for owner's consent or approval in respect to the alterations of the demised premises, the subletting thereof or the assignment of this Lease, and Owner shall require the expert opinion of Owner's counsel or architect and/or such counsel for reviewing the said plan or instrument.

B.        It is expressly understood and agreed that any request by the Tenant for the owner's consent to subleasing in excess of fifty (50%) percent of the demised premises or to assign this Lease shall be deemed to be an Irrevocable offer to the owner to surrender the within lease effective on the date contemplated in the subleasing or assignment for which the ‘tenant requests the Owner's consent and if said offer is accepted in writing by the Owner there shall be no further obligation on the part of either the Owner or the Tenant after the date set forth in this paragraph.

C.         Nothing contained in this paragraph shall be construed as permitting an assignment or a subletting for any use other than the use expressly permitted under the terms of this lease.

D.        If consent to an assignment or subletting for any either use contrary to the use stated in paragraph #2 of this Lease ("use clause") is requested, the owner shall be the sale judge whether he wishes to give his consent on the terms outlined In sections A and B of this paragraph and the Owner's judgment shall be final.

#51.     HAZARDOUS MATERIALS: Owner represents that there are no asbestos and/or hazardous materials in the demised premises.

#53.     EXECUTION & DELIVERY: The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless and until owner shall execute a copy of this Lease and deliver the same to Tenant. Until such execution and delivery, any action taken or expense incurred by Tenant shall be at its sole risk and account.

S.I.K ASSOCIATES

BY:	/s/ S.I.K. Associates	L.S.

E & M ADVERTISING, INC.

BY:	/s/Roger Kohl	L.S.